As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIKON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	84-2807586
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

230 Harriet Tubman Way

Millbrae, California 94030

(341) 777-0566

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger M. Perlmutter, M.D., Ph.D.

Chief Executive Officer

Eikon Therapeutics, Inc.

230 Harriet Tubman Way

Millbrae, California 94030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig Bradley Chernin Brianna M. Bloodgood Covington & Burling LLP 30 Hudson Yards New York, New York 10001 (212) 841-1000	Benjamin Thorner Chief Business Officer and General Counsel Eikon Therapeutics, Inc. 230 Harriet Tubman Way Millbrae, California 94030 (341) 777-0566	Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 900 Middlefield Road Redwood City, California 94063 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292633

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Eikon Therapeutics, Inc. (the “Registrant”) by 4,059,040 shares, 529,440 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-292633), including all exhibits thereto (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and declared effective by the Commission on January 30, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Eikon Therapeutics, Inc.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millbrae, California, on the 4th day of February, 2026.

Eikon Therapeutics, Inc.

By:	/s/ Roger M. Perlmutter, M.D., Ph.D.
Name: Roger M. Perlmutter, M.D., Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Roger M. Perlmutter, M.D., Ph.D.	Chief Executive Officer, Chair and Director	February 4, 2026
Roger M. Perlmutter, M.D., Ph.D.	(Principal Executive Officer)

/s/ Alfred Bowie, Ph.D.	Chief Financial Officer	February 4, 2026
Alfred Bowie, Ph.D.	(Principal Financial and Accounting Officer)

*	Director	February 4, 2026
Leon Chen, Ph.D.

*	Director	February 4, 2026
Kenneth C. Frazier

*	Director	February 4, 2026
Robert Huffines

*	Director	February 4, 2026
David Meline

*	Director	February 4, 2026
Joshua Wolfe

*By:	/s/ Roger M. Perlmutter, M.D., Ph.D.
Roger M. Perlmutter, M.D., Ph.D.
Attorney-in-Fact